SCHEDULE 14A

                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                    ACT OF 1934
                              (AMENDMENT NO.       )

      Filed by the Registrant     /X/
      Filed by a Party other than the Registrant   /__/

      Check the appropriate box:

       /_/  Preliminary Proxy Statement       /_/  Confidential, for
       /X/  Definitive Proxy Statement             use of the
       /_/  Definitive Additional Materials        Commission Only (as
       /_/  Soliciting Material Pursuant to        permitted by Rule
            Rule 14a-113(c) or Rule 14a-12          14a-6(e)(2))

                              NEWELL RUBBERMAID INC.
                 (Name of Registrant as Specified in its Charter)


   ______________________________________________________________________
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

      Payment of filing fee (check the appropriate box):

      /X/  No fee required.

      /_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1) Title of each class of securities to which transaction applies:

           2) Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4)   Proposed maximum aggregate value of transaction:

           5)   Total fee paid:

      /_/  Fee paid previously with preliminary materials.

      /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           1)   Amount Previously Paid:

           2)   Form, Schedule or Registration Statement No.:

           3)   Filing Party:

           4)   Date Filed:
                                   [LOGO]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MAY 26, 1999

   To the Stockholders of NEWELL RUBBERMAID INC.:

        You are cordially invited to attend the annual meeting of stockholders of NEWELL RUBBERMAID INC. to be held on Wednesday, May 26, 1999, at 10:00 a.m. Central Daylight Savings Time, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois.

        At the annual meeting, we will:

        1. elect five directors of the Company to serve for a term of three years;

        2. vote on an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000;

        3. vote on the ratification of the appointment of Arthur Andersen L.L.P. as the Company's independent accountants for the year 1999; and

        4. transact other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

        Only stockholders of record at the close of business on April 16, 1999 may vote at the annual meeting or any adjournment or postponement thereof.

        The Company's annual report for the year 1998 is enclosed for your convenience.

        Whether or not you plan to attend the annual meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope provided. You may also vote your shares through the Internet by following the instructions set forth on the proxy card. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing or through the Internet.

           By Order of the Board of Directors,

                       [SIGNATURE]

                    RICHARD H. WOLFF
                        SECRETARY
   April 19, 1999

                           NEWELL RUBBERMAID INC.
                          29 EAST STEPHENSON STREET
                          FREEPORT, ILLINOIS 61032
                             __________________

                    PROXY STATEMENT FOR ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON MAY 26, 1999

        You are receiving this proxy statement and proxy card from us because you own shares of common stock in Newell Rubbermaid Inc. This proxy statement describes issues on which we would like you to vote. It also gives you information so that you can make an informed decision. We will mail this proxy statement and the form of proxy to stockholders beginning on or about April 19, 1999.


                            VOTING AT THE MEETING

   DATE, TIME AND PLACE OF THE MEETING

        We will hold the annual meeting at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, at 10:00 a.m., local time, on May 26, 1999.

   WHO CAN VOTE

        Record holders of the Company's common stock at the close of business on April 16, 1999 are entitled to notice of and to vote at the meeting. On the record date, 281,756,188 shares of common stock were issued and outstanding and held by 28,659 holders of record.

   QUORUM FOR THE MEETING

        A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting. The inspectors of election will determine whether a quorum is present at the annual meeting. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

   VOTES REQUIRED

        The five nominees for director who receive the greatest number of votes cast in person or by proxy at the annual meeting will be elected directors of the Company. The vote required for the proposed increase in authorized shares is the affirmative vote of a majority of the shares of common stock entitled to vote at the annual meeting.
   The vote required for ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1999 is the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting.

        You are entitled to one vote for each share you own on the record date on each matter to be considered at the meeting. A broker or other nominee may have discretionary authority to vote certain shares of common stock if the beneficial owner or other person entitled to vote those shares has not provided instructions.

        Directions to withhold authority to vote will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Any proxy marked "abstain" with respect to the proposed increase in authorized shares or the ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1999 will have the effect of a vote against the proposal. On all other matters, an abstention will have no effect. Shares represented by a proxy as to which there is a broker non-vote or a proxy in which authority to vote for any matter considered is withheld will have no effect on the vote for any matter.

   HOW YOU CAN VOTE

        You may submit your proxies by attending the annual meeting and voting your shares in person. You also may choose to submit your proxies by either of the following methods:

   - VOTING BY MAIL. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the annual meeting.

   - VOTING BY INTERNET. You can also vote via the Internet by signing on to the web site identified on the proxy card.
        Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

   - VOTING BY STREET NAME HOLDERS. Stockholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the annual meeting.

   HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

        You can revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

   -    Submitting a later-dated proxy by mail or Internet

   -    Sending a written notice, including by telegram or telecopy, to
        the Corporate Secretary of the Company.    You must send any
        written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the meeting to:

             Newell Rubbermaid Inc.
             6833 Stalter Drive, Suite 101
             Rockford, Illinois 61108
             Telecopy: 1-815-381-8160
             Attention: Corporate Secretary

   - Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting.

        If you require assistance in changing or revoking your proxy, please contact the Company's proxy solicitor, Morrow & Co., Inc., at the following address:

             Morrow & Co., Inc.
             445 Park Avenue, 5th Floor
             New York, New York 10022
             Phone Number: 1-800-566-9061

   COSTS OF SOLICITATION

        The Company will pay the costs of soliciting proxies. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitations. The Company will pay Morrow & Co., Inc. a fee of $8,000 as compensation for its services and will reimburse it for its related out-of-pocket expenses.

        In addition to solicitation by mail, the directors, officers and employees of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.


                     PROPOSAL 1 -- ELECTION OF DIRECTORS

        The Company's Board of Directors is currently composed of fifteen directors who are divided into three classes. One class is elected each year for a three-year term. The Board of Directors has nominated Alton F. Doody, Thomas J. Falk, Daniel C. Ferguson, Thomas A. Ferguson, Jr. and William D. Marohn to serve in Class III until the annual meeting of stockholders to be held in 2002 and until their successors have been duly elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the five nominees for director. Proxies will be voted in a discretionary manner should any nominee be unable to serve. All of the nominees are currently serving as directors of the Company and have consented to serve.

        The dates shown for service as a director of the Company include service as a director of the predecessor of the Company prior to July 1987. The nominees, and certain information about them and the directors serving in Class I and Class II whose terms expire in future years, are set forth below. Please note that Daniel C. Ferguson and Thomas A. Ferguson, Jr. are not related.



                                                                                                        Director
                                           Name and Background                                           Since
                                           --------------------                                         -------

     NOMINEES FOR CLASS III DIRECTORS FOR TERM EXPIRING IN 2002

     Alton F. Doody, age 64, has been President and Chief Executive Officer of The Alton F. Doody
              Co. (a marketing consulting company) since 1984.  Dr. Doody was co-founder of
              Management Horizons, Inc., now a division of PriceWaterhouseCoopers.   For 12 years,
              Dr. Doody served as a Professor of Marketing and Business Strategy at The Ohio State
              University . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1976









                                                                4

                                                                                                        Director
                                           Name and Background                                           Since
                                           --------------------                                         -------

     Thomas J. Falk, age 40, has been the Group President, Tissue, Pulp and Paper of Kimberly-Clark
              Corporation (a producer of consumer, paper and personal care products) since January
              1996.  From 1993 through January 1996, Mr. Falk was the Group President Infant and
              Child Care Products, Group President North American Consumer Products and Group
              President North American Tissue Products of Kimberly-Clark.  Mr. Falk has been with
              Kimberly-Clark since 1983 and has served in numerous management, financial and administrative roles.  Mr. Falk, a former director of Rubbermaid Incorporated
              ("Rubbermaid"), was appointed a director of the Company on March 24, 1999 pursuant to
              the merger agreement between Rubbermaid and the Company. . . . . . . . . . . . . . . .      1999

     Daniel C. Ferguson, age 71, was Chairman of the Board of the Company from May 1992 through
              December 1997.  Mr. Ferguson was Chief Executive Officer of the Company from 1966
              through May 1992.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1965

     Thomas A. Ferguson, Jr., age 51, has been President and Chief Operating Officer of the Company since May 1992.  Prior thereto, Mr. Ferguson was President-Operating Companies of the
              Company from January 1989 through May 1992.  He was Vice President-Controller of the
              Company from February 1988 through December 1988. .  . . . . . . . . . . . . . . . . .      1992

     William D. Marohn, age 59, retired in December 1998 as Vice Chairman of the Board of Whirlpool
              Corporation (a manufacturer and marketer of major home appliances), a post he held since February 1997.  From October 1992 through January 1997, Mr. Marohn served as the
              President and Chief Operating Officer of Whirlpool Corporation.  From January through
              October 1992, he was President of Whirlpool Europe, B.V.   From April 1989 through
              December 1991, Mr. Marohn served as Executive Vice President of Whirlpool's North
              American Operations and from 1987 through March 1989 he was President of Whirlpool's
              Kenmore Appliance Group.  Prior to retirement, Mr. Marohn had been associated with
              Whirlpool since 1964.  Mr. Marohn, a former director of Rubbermaid,  was appointed a director of the Company on March 24, 1999 pursuant to the merger agreement between
              Rubbermaid and the Company. . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1999

     CLASS II DIRECTORS CONTINUING IN OFFICE - TERM EXPIRING IN 2001
                                                                                                        DIRECTOR
                                           NAME AND BACKGROUND                                           SINCE
                                           -------------------                                          -------

     Scott S. Cowen, age 52, has been the President of Tulane University and Seymour S Goodman
              Memorial Professor of Business since July 1998.  From 1984 through July 1998, Mr.
              Cowen served as Dean and Albert J. Weatherhead, III Professor of Management,
              Weatherhead School of Management, Case Western Reserve University.  Prior to his
              departure in 1998, Mr. Cowen had been associated with Case Western Reserve University in various capacities since 1976.  Mr. Cowen is currently a director of American
              Greetings Corp. (a manufacturer of greeting cards and related merchandise), Forest
              City Enterprises (a real estate developer) and Jo-Ann Stores (an operator of retail fabric shops).  Mr. Cowen, a former director of Rubbermaid,  was appointed a director of the Company on March 24, 1999 pursuant to the merger agreement between Rubbermaid
              and the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1999



                                                                5

                                                                                                        DIRECTOR
                                           NAME AND BACKGROUND                                           SINCE
                                           -------------------                                          -------

     Elizabeth Cuthbert Millett, age 42, has been the owner and operator of Plum Creek Ranch, located in Newcastle, Wyoming (a commercial cattle production company) for more than
              five years.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1995

     Cynthia A. Montgomery, age 46, has been a Professor of Business Administration at the Harvard
              University Graduate School of Business since 1989.  Prior thereto, Professor
              Montgomery was a Professor at the Kellogg School of Management at Northwestern
              University from 1985 to 1989.  She is also a director of UNUM Corporation (an insurance company) and 28 mutual funds managed by Merrill Lynch & Co. or one of its
              subsidiaries (investment companies). . . . . . . . . . . . . . . . . . . . . . . . .        1995

     Allan P. Newell, age 53, has been a private investor for more than five years.  . . . . . . .        1982

     Gordon R. Sullivan, age 61, General, U.S. Army (Ret.), has been President of the Association of the United States Army since February 1998.  From 1995 through 1997, Mr. Sullivan served as President of Coleman Federal, a division of Coleman Research Corporation (a systems engineering company and a subsidiary of Thermo Electron Corporation).  From
              1991 through 1995, Mr. Sullivan served as the 32nd Chief of Staff of the United
              States Army and as a member of the Joint Chiefs of Staff.  Prior thereto, Mr.
              Sullivan served as Vice Chief of Staff and Deputy Chief of Staff for Operations and
              Plans of the United States Army.  Mr. Sullivan is also a director of Shell Oil
              Company (a worldwide petrochemical manufacturer and marketer) and Army National Bank.
              Mr. Sullivan, a former director of Rubbermaid,  was appointed a director of the
              Company on March 24, 1999 pursuant to the merger agreement between Rubbermaid and the
              Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1999

                                                                                                        DIRECTOR
                                           NAME AND BACKGROUND                                           SINCE
                                           -------------------                                          --------

     CLASS I DIRECTORS CONTINUING IN OFFICE - TERM EXPIRING IN 2000

     Tom H. Barrett, age 68, has been a partner of American Industrial Partners, an investment partnership, since 1991.  From 1989 through 1991, Mr. Barrett served as the Chairman and Chief Executive Officer of The Goodyear Tire & Rubber Company (a manufacturer of tires, chemicals, plastic film and other rubber products).  From 1988 through 1989,
              Mr. Barrett served as President and Chief Operating Officer of Goodyear.  Mr. Barrett
              is also a director of Air Products and Chemicals Inc. (a manufacturer of industrial and specialty gases and chemicals), MONY Inc. (an insurance and financial products company) and A.O. Smith Corporation (a diversified manufacturer of home heating, agricultural and electrical products).  Mr. Barrett, a former director of Rubbermaid, was appointed a director of the Company on March 24, 1999 pursuant to the merger
              agreement between Rubbermaid and the Company.  . . . . . . . . . . . . . . . . . . .        1999

     Robert L. Katz, age 73, has been President of Robert L. Katz & Associates (consultants in corporate strategy) for more than five years.  For 16 years, Dr. Katz taught Business
              Policy and Organizational Behavior at the Stanford, Harvard and Dartmouth Graduate
              Schools of Business.  He is also a director of HON Industries Inc. (an office
              furniture manufacturing company).  . . . . . . . . . . . . . . . . . . . . . . . . .        1975


                                                                6

                                                                                                        DIRECTOR
                                           NAME AND BACKGROUND                                           SINCE
                                           -------------------                                          -------

     John J. McDonough, age 62, has been Vice Chairman of the Board and Chief Executive Officer of
              the Company since January 1, 1998.  He has been President and Chief Executive Officer of McDonough Capital Company LLC (an investment management company) since April 1995.
              Prior thereto, he was Vice Chairman and a director of Dentsply International Inc. (a manufacturer and distributor of dental and medical x-ray equipment and other dental products) from 1983 through October 1995, and was Chief Executive Officer from April
              1983 through February 1995.  He was Senior Vice President-Finance of the Company from
              November 1981 through April 1983.  He is also a director of Applied Power, Inc. (a manufacturer and distributor of tools, equipment, systems and consumable items to the
              OEM industry). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1992

     Wolfgang R. Schmitt, age 55, was appointed Vice Chairman of the Board on March 24, 1999 pursuant to the merger agreement between Rubbermaid and the Company.  He was Chief
              Executive Officer of Rubbermaid from November 1992 until March 23, 1999.  From May
              1991 through November 1992, Mr. Schmitt served as President and Chief Operating
              Officer of Rubbermaid.  Mr. Schmitt served as Executive Vice President of Rubbermaid from 1987 through May 1991, and President of the Home Products Division of Rubbermaid
              from 1984 through 1990.  From 1966 to 1984, Mr. Schmitt was employed by Rubbermaid in various marketing and research and development assignments.  Mr. Schmitt is also a director of Kimberly-Clark Corporation (a producer of consumer, paper and personal care products) and Parker-Hannifin Corporation (a manufacturer of motion control
              products and related components for industrial and aerospace uses) . . . . . . . . .        1999

     William P. Sovey, age 65, has been Chairman of the Board of the Company since January 1, 1998.
              He was Vice Chairman and Chief Executive Officer of the Company from May 1992 through
              December 1997.  Mr. Sovey was President and Chief Operating Officer of the Company
              from January 1986 through May 1992.  He was President and Chief Operating Officer of
              AMF Inc. (an industrial and consumer leisure products company) from March 1982 through July 1985, and Executive Vice President from August 1979 through March 1982.
              He is also a Director of Acme Metals Incorporated (a fully integrated producer of steel and steel products) and TECO Energy Incorporated (an energy production and
              distribution company)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1986

   INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

        The Company's Board of Directors held eight meetings during 1998. The Board of Directors has an Audit Committee and an Executive
   Compensation Committee. The Board as a whole operates as a committee to nominate directors.

        AUDIT COMMITTEE. The Audit Committee, whose chairman is Dr. Katz and whose other current member is Mr. Newell, met two times in 1998. The committee's duties are to:

        - review with management and the independent accountants the Company's accounting policies and practices and the adequacy of internal controls

        - review the scope and results of the annual examination performed by the independent accountants

        - make recommendations to the Board of Directors regarding the appointment of the independent accountants and approval of the services performed by the independent accountants and the related fees

        EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee (the "Compensation Committee"), whose chairman is Mr. D. Ferguson and whose other current member is Dr. Katz, met four times in 1998. This committee is responsible for establishing the Company's executive officer compensation policies and for administering these policies. SEE "Executive Compensation-Executive Compensation Committee Report on Executive Compensation."

        NOMINATING COMMITTEE. The Board of Directors, acting as a nominating committee, will consider candidates for director recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2000 must notify the Secretary of the Company in writing no later than February 26, 2000. The stockholder's written notice must include appropriate biographical information about each proposed nominee and other information required in proxy solicitations. A candidate must be highly qualified, as well as willing and able to serve as a director.

   COMPENSATION OF DIRECTORS

        During 1998, directors of the Company who are not also employees were paid a retainer ($20,000 per annum) plus a $1,000 fee for each Board meeting attended and a $1,000 fee for each committee meeting attended, unless such meetings were conducted telephonically, in which case the fee was $500 for each meeting. Non-employee directors of the Company are eligible to receive options to purchase shares of common stock under the Newell Co. 1993 Stock Option Plan (the "1993 Option Plan"). Each non-employee director receives an automatic grant of an option to purchase 5,000 shares of common stock at the time he or she is first elected as director of the Company and again on the fifth anniversary of the initial grant. All options are granted at the market value of the common stock on the date of the grant and become exercisable in annual cumulative installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant. No options were granted to non-employee directors in 1998.

        The Company has a consulting agreement with Dr. Katz which provides that the Company will pay Dr. Katz $5,000 per month for corporate strategy consulting services plus travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf. Unless canceled prior to 90 days before its expiration, the consulting agreement renews automatically each year. Dr. Katz received a consulting fee of $60,000 in 1998.

                           EXECUTIVE COMPENSATION
   SUMMARY

        The following table shows the compensation of the Company's chief executive officer and six other most highly compensated officers during 1998 (the "Named Officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                         SUMMARY COMPENSATION TABLE



                                                                                                Long-Term
                                                       Annual Compensation                    Compensation
                                            ----------------------------------------          ------------

                                                                                                 Awards
                                                                                                 ------
      Name and Principal                                                 Other Annual                                   All Other
           Position                                                      Compensation       Securities Underlying     Compensation
           in 1998                 Year     Salary ($)     Bonus ($)       ($) (1)              Options (#)             ($) (2)
      ------------------           ----     ----------     ---------    ------------       ---------------------     ------------

   John J. McDonough,              1998      $800,000      $804,000        $14,884                68,365                 $1,000
   Vice Chairman and               1997       N/A           N/A             N/A                    N/A                    N/A
   Chief Executive Officer(3)      1996       N/A           N/A             N/A                    N/A                    N/A

   Thomas A. Ferguson, Jr.,        1998      $600,000      $603,000         $9,620                13,775                 $5,000
   President and Chief             1997       565,000       462,735         12,355                25,300                  7,210
   Operating Officer               1996       525,000       429,975         10,552                 3,000                  4,750

   Donald L. Krause,               1998      $367,000      $368,835         $9,895                 8,425                 $5,000
   Senior Vice President  -        1997       350,000       286,650         13,497                18,400                  5,930
   Corporate Controller            1996       324,000       265,356         12,139                 5,500                  4,750

   William T. Alldredge,           1998      $357,000      $358,785         $7,879                18,095                 $5,000
   Vice President - Finance        1997       340,000       278,460         10,171                 1,800                  6,810
                                   1996       315,000       257,985          8,117                 1,000                  4,750

   William J. Denton,              1998      $357,000      $125,271         $8,897                 8,195                 $5,000
   Group President                 1997       340,000       321,300         11,263                10,700                  6,890
                                   1996       315,000       309,015         11,016                 3,000                  4,750

   Richard C. Dell,                1998      $357,000      $321,157        $11,052                10,395                 $5,000
   Group President                 1997       340,000       304,640         10,473                 9,900                  6,450
                                   1996       315,000       199,805          9,931                 2,000                  4,750

   Robert S. Parker,               1998      $312,625      $250,256         $8,987                 8,300                 $5,000
   Group President(4)              1997       N/A          N/A              N/A                   N/A                    N/A
                                   1996       N/A          N/A              N/A                   N/A                    N/A

   ---------------------------------------

   (1) The amounts shown for 1998 consist of costs to the Company for expenses associated with use of Company cars.

   (2) The compensation reported represents Company matching contributions made to the Newell Co. Long-Term Savings and Investment Plan (the "Newell 401(k) Plan").

   (3) Appointed Vice Chairman and Chief Executive Officer effective January 1, 1998.

   (4)  Appointed Group President effective August 12, 1998.


   OPTION GRANTS IN 1998

        The following table sets forth certain information as to options to purchase common stock granted to the Named Officers under the 1993 Option Plan during the fiscal year ended December 31, 1998, and the potential realizable value of each grant of options, assuming that the market price of the underlying common stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

                                                OPTION GRANTS IN LAST FISCAL YEAR


                                         Individual Grants
                                         -----------------
                                                                                                Potential Realizable Value
                                     Number of       Percent of                                 at Assumed Annual Rates of
                                    Securities     Total Options                               Stock Price Appreciation for
                                    Underlying       Granted to     Exercise or                      Option Term<F3>
                                 Options  Granted  Employees in a   Base Price    Expiration   ----------------------------
                 Name                 (#)<F1>        Fiscal Year    ($/Sh) <F2>      Date         5% ($)        10% ($)
                 ----            ----------------  --------------   -----------   ----------      ------        -------
      John J. McDonough               50,000            8.58%      $   42.63       01/02/08     $3,474,345    $5,520,585
                                      18,365            3.15           43.56       02/09/08      1,274,031     2,024,381

      Thomas A. Ferguson, Jr.         13,775            2.36           43.56       02/09/08        978,063     1,554,101

      Donald L. Krause                 8,425            1.44           43.56       02/09/08        598,198       950,512

      William T. Alldredge             8,296            1.42           43.56       02/09/08        589,039       935,958
                                       9,900            1.70           49.13       08/06/08        792,810     1,259,742

      William J. Denton                8,195            1.41           43.56       02/09/08        581,867       924,563

      Richard C. Dell                  8,195            1.41           43.56       02/09/08        581,867       924,563
                                       2,200            0.38           47.00       05/13/08        168,542       267,806

      Robert S. Parker                 7,000            1.20           43.56       02/09/08        497,020       789,742
                                       1,300            0.22           49.13       08/06/08        104,106       165,420

     ------------------------------
    (1) All options granted in 1998 become exercisable in annual cumulative installments of 20%, commencing one year from date of grant, with full vesting occurring on the fifth anniversary date of the date of grant. Vesting may be accelerated as a result of certain changes in control of the Company.

    (2) All options were granted at market value on the date of grant, based on the closing price of the common stock on the New York Stock Exchange as reported in The Wall Street Journal.

    (3) Potential realizable value is reported net of the option exercise price but before taxes associated with exercise. These amounts assume annual compounding results in total appreciation of approximately 63% (5% per year) and approximately 159% (10% per year). Actual gains, if any, on stock option exercises and common stock are dependent on the future performance of the common stock, overall market conditions and the continued employment of the Named Officer. There can be no assurance that the amounts reflected in this table will be achieved.

   OPTION EXERCISES IN 1998

   The table below sets forth certain information for fiscal year 1998 concerning the exercise of options to purchase shares of common stock granted under the Newell 1984 Amended and Restated Stock Option Plan (the "1984 Option Plan") and the 1993 Option Plan by each of the Named Officers and the value of unexercised options granted under the 1984 Option Plan and 1993 Option Plan held by each of the Named Officers as of December 31, 1998.


     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION VALUES

                                                                        Number of Securities            Value of Unexercised
                                                                       Underlying Unexercised               In-the-Money
                                                                             Options at                      Options at
                                                                         Fiscal Year-End (#)          Fiscal Year-End ($) (2)
                                                                    ----------------------------    ---------------------------
                                      Shares           Value
                                    Acquired on       Realized
                  Name              Exercise (#)       ($)(1)       Exercisable    Unexercisable    Exercisable   Unexercisable
                  ----              ------------      --------      -----------    -------------    -----------   -------------
       John J. McDonough                 0           $         0       10,000         86,965        $231,250.00   $          0
       Thomas A. Ferguson, Jr.         9,090           183,644.38      31,556         55,886         575,980.88     241,557.50
       Donald L. Krause                7,000           150,412.50      29,880         33,684         562,023.00     148,516.25
       William T. Alldredge            4,500            99,141.75      20,608         33,173         478,509.00      60,766.00
       William J. Denton               4,300           146,510.45      22,940         30,809         417,101.25     153,592.50
       Richard C. Dell                 4,500            76,360.50      21,377         31,891         407,222.31     120,135.00
       Robert S. Parker               27,900         1,002,896.19      19,860         44,231         404,979.60      87,761.40

     ---------------------------------

   (1) Represents the difference between the average of the high and low prices of the common stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL on the date of exercise and the option exercise price multiplied by the number of shares acquired on exercise.

   (2) Represents the difference between $41.3125 (the average of the high and low prices of the common stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL on December 31,
        1998) and the option exercise price multiplied by the number of shares of common stock covered by the options held.


   PENSION AND RETIREMENT PLANS

        The Pension Plan Table set forth below shows total estimated annual benefits payable upon retirement (based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below) to persons covered under the Non-Contributory Defined Benefit Pension Plan for Salaried and Clerical Employees (the "Pension Plan") and the Supplemental Retirement Plan established in 1982 (the "Supplemental Retirement Plan"), including the Named Officers, in specified compensation and years of credited service classifications, assuming employment until age 65 and that Social Security benefits remain at the current level.

                             PENSION PLAN TABLE

                                          Years of service
                         -----------------------------------------------------
        Remuneration        5         10          15        20      25 or more
        ------------     -------    -------    -------    -------   ----------

   $  200,000 . . . .    $10,900    $37,700    $64,500    $91,300    $118,100
      300,000 . . . .     24,300     64,500    104,700    144,900     185,100
      400,000 . . . .     37,700     91,300    144,900    198,500     252,100
      500,000 . . . .     51,100    118,100    185,100    252,100     319,100
      600,000 . . . .     64,500    144,900    225,300    305,700     386,100
      700,000 . . . .     77,900    171,700    265,500    359,300     453,100
      800,000 . . . .     91,300    198,500    305,700    412,900     520,100
      900,000 . . . .    104,700    225,300    345,900    466,500     587,100
    1,000,000 . . . .    118,100    252,100    386,100    520,100     654,100
    1,100,000 . . . .    131,500    278,900    426,300    573,700     721,100
    1,200,000 . . . .    144,900    305,700    466,500    627,300     788,100
    1,300,000 . . . .    158,300    332,500    506,700    680,900     855,100
    1,400,000 . . . .    171,700    359,300    546,900    734,500     922,100
    1,500,000 . . . .    185,100    386,100    587,100    788,100     989,100
    1,600,000 . . . .    198,500    412,900    627,300    841,700   1,056,100
    1,700,000 . . . .    211,900    439,700    667,500    895,300   1,123,100


        The Pension Plan covers full-time salaried and clerical employees of the Company and its subsidiaries who have completed one year of service. A participant is eligible for normal retirement benefits under the Pension Plan if his or her employment terminates at or after age 65. For service years prior to 1982, benefits accrued on a straight life annuity basis, using a formula that takes into account the five highest consecutive years of compensation in the ten years before 1982 and years of service, reduced by a portion of expected primary Social Security payments. For service years from and after 1982 and before 1989, benefits accumulated at the rate of 1.1% of compensation not in excess of $25,000 for each year plus 2.3% of compensation in excess of $25,000. For service years from and after 1989, benefits accumulate at the rate of 1.37% of compensation not in excess of $25,000 for each year plus 1.85% of compensation in excess of $25,000. No more than 30 years of service is taken into account in determining benefits. Under the Pension Plan, compensation includes regular or straight-time salary or wages (unreduced for amounts deferred pursuant to the Newell 401(k) Plan and the Flexible Benefits Account Plan), the first $3,000 in bonuses and 100% of commissions.
   If a participant has completed 15 years of service, upon attainment of age 60, the Pension Plan also provides for an early retirement benefit equal to the benefits described above, reduced by .5% for each month the benefits commence before age 65.

        In 1982, the Supplemental Retirement Plan was established, funded by cost recovery life insurance, which covers 130 current officers and key executives, including the Named Officers, and four former officers and key executives. The Supplemental Retirement Plan adds to retirement benefits under the Pension Plan so that at age 65, a covered employee receives a maximum aggregate pension equal to 67% of his or her average compensation for the five consecutive years in which it was highest (multiplied by a fraction, the numerator of which is the participant's credited service (not to exceed 25) and the denominator of which is 25). The benefit is reduced by primary Social Security. Compensation includes salary and bonus (unreduced for amounts deferred pursuant to the Newell 401(k) Plan and the Flexible Benefits Accounts Plan). Both the Pension Plan and the Supplemental Retirement Plan provide a death benefit for surviving spouses and dependent children. The Supplemental Retirement Plan also provides for an early retirement benefit upon attainment of age 60 equal to the benefits described above, reduced by .5% for each month the benefits commence before age 65.

        As of year end 1998, Mr. McDonough had one year of credited service, Mr. T. Ferguson had 27 years, Mr. Krause had 26 years, Mr. Alldredge had 16 years, Mr. Denton had 23 years, Mr. Dell had 25 years and Mr. Parker had 15 years.

   EMPLOYMENT SECURITY AGREEMENTS

        The Company has entered into Employment Security Agreements with the Named Officers which provide for the continuation of salary, bonus and certain employee benefits for a severance period of 24 months (but not beyond age 65) following the termination of employment of the Named Officer within 12 months (but prior to age 65) after certain changes in control of the Company. In the event of such termination of employment, the Named Officer will continue to receive his base salary and bonus (based upon his average bonus for the three full fiscal years preceding the change in control) during the severance period. The Named Officer also will receive all benefits accrued under the incentive and retirement plans of the Company to the date of termination of employment and will be given service credit for all purposes of these plans during the severance period. All options held by the Named Officer with respect to common stock will become immediately exercisable upon the date of termination of employment and remain exercisable for a period of 90 days thereafter.

        During the severance period, the Named Officer and his spouse will continue to be covered by all welfare plans of the Company, and the Company will continue to reimburse the Named Officer for automobile expenses. However, the amount of any benefits or reimbursement the Named Officer or his spouse receives will be reduced by the amounts received from another employer or from any other source. If the Named Officer dies during the severance period, all amounts payable during the remainder of the severance period shall be paid to his surviving spouse, and his spouse will continue to be covered under all applicable welfare plans. No amounts are payable if the employment of the Named Officer is terminated by the Company for good cause (as defined in the agreements) or if the Named Officer voluntarily terminates his employment without good reason (as defined in the agreements).

   EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee has furnished the following report on executive compensation to the stockholders of the Company. This report is not and will not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        COMPENSATION PROCEDURES AND POLICIES. The Compensation Committee determines the compensation of all of the executive officers of the Company, including the Named Officers and the one other executive officer of the Company. The full Board of Directors reviews and approves all decisions of the Compensation Committee relating to compensation of the Company's executive officers.

        The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specified profit and growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include:

        -    attracting and retaining the best possible executive talent
        - motivating executive officers to achieve the Company's performance objectives
        -    rewarding individual performance and contributions

        - linking executive and stockholder interests through equity based plans

        The Company's executive compensation consists of four key components:

        -    base salary
        -    annual incentive compensation
        -    stock options
        -    supplemental retirement benefits

   Each component is intended to complement the others and, taken together, to achieve the Company's compensation objectives. The Compensation Committee's policies with respect to these components, including the bases for the compensation awarded to John J. McDonough, as the Company's Chief Executive Officer, are discussed below.

        Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. The Compensation Committee considered the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and objectives. The Company paid an immaterial amount of non-deductible executive compensation in 1998. The Compensation Committee currently does not expect to change the Company's compensation policies and practices for 1999. Accordingly, the Company may pay non-deductible compensation in 1999.

        BASE SALARY. In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Company's Chief Executive Officer and the recommendation of the Chief Executive Officer with regard to the base salaries of the Chief Operating Officer and all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

        Base salaries of the executive officers (other than the Chief Executive Officer) are set using ranges recommended annually by the Chief Executive Officer of the Company. The Compensation Committee reviews national survey data available regarding salaries of those persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges. A majority of these consumer goods companies are not included in the Dow Jones Consumer, Non-Cyclical Industry Group Index in the Common Stock Price Performance Graph included in this Proxy Statement. The base salary range is based upon the midpoint of the comparative compensation group, plus or minus twenty-five percent. The Compensation Committee establishes the base salary of each of the executive officers within the applicable base salary range based upon an evaluation of the individual performance of the executive officer, including satisfaction of the officer's annual objectives. The Compensation Committee establishes the base salary of the Chief Executive Officer within the applicable salary range based on:

        - achievement of the Company's annual goals relating to earnings per share, sales growth and return on investment
        - an evaluation of the individual performance of the Chief Executive Officer

   The base salaries paid in 1998 to each of the executive officers, including the Chief Executive Officer, were within the prescribed base salary ranges.

        Mr. McDonough became Chief Executive Officer of the Company on January 1, 1998. His base salary for 1998 was set at the February 1998 meeting of the Compensation Committee. In setting Mr. McDonough's salary for 1998, the Compensation Committee set his base salary based upon the midpoint of his salary range and his prior experience and accomplishments. In consideration of these factors, the Compensation Committee approved a base salary for Mr. McDonough of $800,000, approximately 6.7% higher than the base salary of his predecessor for 1997.

        ANNUAL INCENTIVE COMPENSATION. The Company's executive officers (other than the Group Presidents) are eligible to participate in an incentive bonus plan which provides for the payment of cash bonuses based on the Company's return on investment (the "ROI Plan"). The Compensation Committee may select participants in the ROI Plan and make awards if the Company's annual after-tax return on beginning of the year stockholder's equity exceeds 11%. The Compensation Committee determines the amount of awards for executive officer participants by multiplying each executive officer's base salary by percentages established in the ROI Plan reflecting the actual return achieved.

        The annual after-tax return on beginning of the year stockholder's equity for 1998 was approximately 23%. Based on these results, the Compensation Committee awarded Mr. McDonough a bonus of $804,000 for 1998.

        The Group Presidents are eligible to participate in an incentive bonus plan which provides for the payment of cash bonuses based on return on assets used in, and sales and income growth by, the divisions for which the Group President is responsible (the "ROA Plan"). The Compensation Committee may select participants in the ROA Plan and make awards if the return on assets used during the year in the divisions for which the Group President is responsible exceeds 10% on a pre-tax basis and sales growth exceeds the prior year sales level. The Compensation Committee determines the amount of awards by multiplying each Group President's base salary by percentages established in the ROA Plan reflecting the actual results achieved. Actual return on assets and sales growth in 1998 exceeded the goals established for payment of a bonus in the divisions for which each of the Group Presidents was responsible.

        STOCK OPTIONS. The Company's executive officers are also eligible to participate in the 1993 Option Plan. Under this Plan, the Compensation Committee may grant incentive stock options and nonqualified stock options to purchase common stock of the Company at prices not less than fair market value of the common stock at the date of grant. Options granted under the 1993 Option Plan become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period and have a maximum term of ten years. The Compensation Committee has adopted guidelines that take into account outstanding options for determining, on a quarterly basis, whether an executive officer of the Company should be awarded an option. If the total option exercise price of the options held by an executive officer is less than a multiple of the executive officer's base salary, the Compensation Committee will consider a grant of options. The Compensation Committee also has the discretion, in circumstances such as a promotion, to grant options otherwise than in accordance with the guidelines. Based upon the guidelines, in 1998 the Compensation Committee granted Mr. McDonough options to purchase 68,365 shares of common stock at fair market value at the date of grant.

        This report is submitted on behalf of the Compensation Committee:

                                 Daniel C. Ferguson, Chairman
                                 Robert L. Katz


                 EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

        The current members of the  Compensation Committee are Daniel  C.
   Ferguson  and  Robert  L. Katz.    Mr.  D. Ferguson,  Chairman  of the
   Compensation Committee, is a former employee of the Company.

                          CERTAIN BENEFICIAL OWNERS

        The only person or group which is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock is:




                                                  Amount and Nature of    Percent of Class
   Name and Address of Beneficial Owner           Beneficial Ownership      Outstanding
   ------------------------------------           --------------------    ----------------
   FMR Corp.
   Edward C. Johnson 3d
   Abigail P. Johnson
   Fidelity Management & Research Company
   82 Devonshire Street
   Boston, Massachusetts  02109  . . . . . . .         10,014,487            6.16%(1)

   ________________

   (1) As reported in a statement on Schedule 13-G filed with the Securities and Exchange Commission on February 1, 1999 by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company. According to the filing, FMR Corp. has sole voting power with respect to 567,817 shares and dispositive power with respect to 10,014,487 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., serves as an investment advisor to various investment companies and is the beneficial owner of 9,144,270 shares. Through their ownership of voting common stock and the execution of a shareholders' agreement with respect to FMR Corp., members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp, and thus each is deemed to have beneficial ownership of 10,014,487 shares.

        The following table sets forth information as to the beneficial ownership of shares of common stock of each director, each nominee for director, and each Named Officer, individually, and all directors and executive officers of the Company, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth.

                                                 Common Stock Beneficially
                                                  Owned on March 24, 1999
                                               -------------------------------
                                                                   Percent of
                                               Number of              Class
           Name of Beneficial Owner              Shares            Outstanding
           ------------------------            ---------           -----------

   Tom H. Barrett  . . . . . . . . . . .       23,302(1)(2)            0.008 %
   Scott S. Cowen  . . . . . . . . . . .        2,376(1)(3)            0.001
   Alton F. Doody  . . . . . . . . . . .       64,500(4)               0.023
   Thomas J. Falk  . . . . . . . . . . .        2,118(1)               0.001
   Daniel C. Ferguson  . . . . . . . . .    3,153,532(4)(5)            1.119
   Thomas A. Ferguson, Jr. . . . . . . .      200,478(4)(6)            0.071
   Robert L. Katz  . . . . . . . . . . .      124,544(4)               0.044
   William D. Marohn . . . . . . . . . .        4,328(1)(7)            0.002
   John J. McDonough . . . . . . . . . .      127,146(4)(6)(8)         0.045
   Elizabeth Cuthbert Millett  . . . . .    1,347,522(4)(9)            0.478
   Cynthia A. Montgomery . . . . . . . .        4,100(4)               0.001
   Allan P. Newell . . . . . . . . . . .    2,159,596(4)(10)           0.767
   Wolfgang R. Schmitt . . . . . . . . .      928,087(1)(4)(11)        0.329
   William P. Sovey  . . . . . . . . . .      418,300(4)(6)            0.149
   Gordon R. Sullivan  . . . . . . . . .        2,647(1)(12)           0.001
   William T. Alldredge  . . . . . . . .      223,740(4)(6)(13)        0.079
   William J. Denton . . . . . . . . . .       82,353(4)(6)            0.029
   Richard C. Dell . . . . . . . . . . .      100,371(4)(6)(14)        0.036
   Donald L. Krause  . . . . . . . . . .      318,652(4)(15)           0.113
   Robert S. Parker. . . . . . . . . . .       23,280(4)(6)            0.008

   All directors and executive officers
      as a group (21 persons)  . . . . .    9,323,295                  3.309%

   ------------------------------

   (1) Consists of shares acquired March 24, 1999 pursuant to the merger agreement between Rubbermaid and the Company.

   (2) Includes 5,804 shares acquired in exchange for shares of Rubbermaid common stock that were previously acquired in exempt transactions pursuant to Rubbermaid's 1993 Deferred Compensation Plan and 63 shares owned of record by his wife.

   (3) Includes 1,075 shares acquired in exchange for shares of Rubbermaid common stock that were previously acquired in exempt transactions pursuant to Rubbermaid's 1993 Deferred Compensation Plan.

   (4) Includes shares issuable pursuant to stock options exercisable within 60 days of April 16, 1999 as follows: Dr. Doody, 14,000 shares; Mr. D. Ferguson, 12,400 shares; Mr. T. Ferguson, 36,311 shares; Dr. Katz, 4,000 shares; Mr. McDonough, 23,673 shares; Ms. Millett, 4,000 shares; Ms. Montgomery, 4,000 shares; Mr. Newell, 4,000 shares; Mr. Schmitt, 700,898 shares; Mr. Sovey, 101,830 shares; Mr. Alldredge, 23,599 shares; Mr. Denton, 24,579 shares; Mr. Dell, 23,716 shares; Mr. Krause, 31,565 shares; and Mr. Parker, 21,260 shares.

   (5) Includes 3,400 shares beneficially owned of record by his wife, 100,906 shares held in charitable trusts of which Mr. D. Ferguson is trustee, 694,384 shares held in a trust of which Mr. D. Ferguson is beneficiary and 1,280,240 shares held by a partnership of which Mr. D. Ferguson is managing partner.

   (6) Includes shares held by the Newell 401(k) Plan over which each of the following persons has voting power: Mr. T. Ferguson, 7,163 shares; Mr. J. McDonough, 256 shares; Mr. Sovey, 7,103 shares; Mr. Alldredge, 1,457 shares; Mr. Denton, 3,574 shares; Mr. Dell, 6,475 shares; and Mr. Parker, 2,020 shares.

   (7) Consists of shares which were acquired in exchange for shares of Rubbermaid common stock that were previously acquired in exempt transactions pursuant to Rubbermaid's Retirement Plan.

   (8) Includes 5,200 shares held in his wife's individual retirement account, but excludes 5,500 shares owned of record by his children with respect to which Mr. McDonough disclaims beneficial ownership and 33,000 shares in trusts of which Mr. McDonough is not trustee with respect to which Mr. McDonough disclaims beneficial ownership.

   (9) Includes 41,211 shares beneficially owned of record by her two children of which Ms. Millett is custodian, 70,860 shares held in a trust of which Ms. Millett is trustee and 1,101,460 shares held in trusts over which Ms. Millet has voting power by proxy.

   (10) Includes 24,000 shares held in trusts of which Mr. Newell is co-trustee and beneficiary and over which he has shared investment and voting power and 2,144 shares beneficially owned of record by his wife.

   (11) Includes 15,494 shares owned of record by his wife and 4,259 shares owned of record by his wife as custodian for his son.

   (12) Includes 2,383 shares acquired in exchange for shares of Rubbermaid common stock previously acquired in exempt transactions pursuant to Rubbermaid's 1993 Deferred Compensation Plan.

   (13) Includes 50,764 shares owned of record by his wife.

   (14) Includes 41,443 shares held in joint tenancy over which Mr. Dell has shared investment and voting power.

   (15) Includes 1,562 shares held in trusts of which Mr. Krause is trustee and 12,000 shares held in joint tenancy over which Mr. Krause has shared investment and voting power.


                    COMMON STOCK PRICE PERFORMANCE GRAPH


        The following common stock price performance graph compares the yearly change in the Company's cumulative total stockholder returns on its common stock during the years 1994 through 1998, with the cumulative total return of the Standard & Poor's 500 Index and the Dow Jones Consumer, Non-Cyclical Industry Group Index, assuming the investment of $100 on December 31, 1993 and the reinvestment of dividends (rounded to the nearest dollar).


                                        December 31,
                                        1993          1994         1995          1996         1997          1998
                                        ----          ----         ----          ----         ----          ----
   Newell Rubbermaid                   $100.00       $105.94       $132.88      $164.62       $225.44      $222.63
   DJ Consumer, Non Cyclical            100.00        111.37        162.32       202.61        277.80       355.11
   S&P 500 Index                        100.00        101.28        138.88       170.38        226.78       291.48

         This performance graph is presented in accordance with requirements of the Securities and Exchange Commission, but is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934. We caution you not to draw any conclusions from the data in the graph, as past results do not necessarily indicate future performance.


             PROPOSAL 2 - AMENDMENT TO RESTATED CERTIFICATE OF
              INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

         The Board of Directors has unanimously approved, and recommends that stockholders adopt, an amendment to Article FOURTH of the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000. If the Company's stockholders adopt the proposed amendment, the first sentence of Article FOURTH would read as follows:

         FOURTH: The total number of shares which the Corporation shall have authority to issue is 810,000,000, consisting of 800,000,000 shares of Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value and 9,990,000 shares of the par value of $1.00 per share.

         The Company currently is authorized to issue 400,000,000 shares of common stock, of which 281,756,188 shares of common stock were issued and outstanding as of April 16, 1999. In addition, as of April 16, 1999, there were 11,333,603 shares of common stock reserved for issuance under the Company's stock option plans, 9,865,000 shares reserved for issuance upon conversion of convertible quarterly income preferred securities issued by a wholly owned subsidiary business trust of the Company, and 19,212 shares of common stock held in the Company's treasury, leaving 97,025,979 shares of authorized common stock available for issuance. If adopted, the proposed amendment would increase the number of authorized shares of common stock to 800,000,000, of which 497,025,997 would be available for issuance.

         The additional shares of common stock for which authorization is sought would be part of the existing class of common stock, if and when issued. These shares would have also the same rights and privileges as the shares of common stock presently outstanding. Holders of the Company's common stock do not have preemptive rights to subscribe for and purchase any new or additional issue of common stock or securities convertible into common stock.

         The Board of Directors believes that the increase in the number of authorized shares of common stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of common stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

      -  future acquisitions
      -  investment opportunities
      -  stock splits
      -  stock dividends or other distributions
      -  conversion of convertible securities
      -  future financings and other corporate purposes

   Except for certain stock option plans and the share purchase rights plan (the "Rights Plan") discussed below, the Company has no agreements or understandings regarding the issuance of additional shares of common stock.

         Under the provisions of the Delaware General Corporation Law, a board of directors generally may issue authorized but unissued shares of common stock without stockholder approval. A substantial number of authorized but unissued shares of common stock not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders. The issuance of additional shares of common stock may reduce stockholders' equity per share and may reduce the percentage of ownership of common stock of existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of additional shares of common stock unless required by law or the rules of the New York Stock Exchange, the Chicago Stock Exchange or any other stock exchanges on which the common stock may be listed.
   The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding by 20% or more.

         Although the Company currently has no reason to believe that a takeover attempt is likely to occur, increasing the number of authorized shares of common stock may provide the Company with the means of discouraging a possible attempt. These additional shares of common stock could be used in the future, through private sales to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change in control of the Company, whether or not favored by a majority of unaffiliated stockholders, with the possible effect of deterring an offer for the Company at a substantial premium over the current market price of the common stock. The Company has no present intention to issue securities for this purpose. The Restated Certificate of Incorporation also contains a provision authorizing the issuance of up to 10 million shares of preferred stock with rights, preferences and limitations as determined by the Board. These shares of preferred stock could be issued by the Board in one or more transactions with terms which might make the acquisition of a controlling interest in the Company more difficult or costly.
   However, the Board has a policy of seeking stockholder approval prior to designating any future series of preferred stock with a vote or convertible into stock having a vote in excess of 13% of the vote represented by all voting stock immediately subsequent to such issuance, except for the purpose of (i) raising capital in the ordinary course of business or (ii) making acquisitions, the primary purpose of which is not to effect a change in voting power.

         The Company has adopted a Rights Plan which provides stockholders with rights to purchase shares of common stock of the Company (or of an acquiring company) at half of the market price under certain circumstances involving a potential change in control of the

   Company that has not been approved by the Board. The Rights Plan is intended as a means to protect the value of the stockholders' investment in the Company, while preserving the possibility of a fair acquisition bid. In addition, the Delaware General Corporation Law provides, among other things, that any beneficial owner of more than 15% of the Company's voting stock is prohibited, without the prior approval of the Board, from entering into any business combination with a company for three years from the date such 15% ownership interest is acquired. Additionally, the "fair price provisions" of the Restated Certificate of Incorporation require that certain proposed business combinations between the Company and an "interested party" (a beneficial owner of 5% or more of the voting shares of the Company) must be approved by the holders of 75% of the voting shares, unless certain fair price and procedural requirements are met or the business combination is approved by the directors of the Company who are not affiliated with the interested party. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend the fair price provisions of the Restated Certificate of Incorporation.

         The Company's Restated Certificate of Incorporation and By-Laws contain certain other provisions which may be viewed as having an antitakeover effect. The Restated Certificate of Incorporation classifies the Board into three classes and provides that vacancies on the Board of Directors are to be filled by a majority vote of directors and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend these provisions. Under the Delaware General Corporation Law, directors of the Company may only be removed for cause. The Restated Certificate of Incorporation and the By-Laws also contain provisions that may reduce surprise and disruptive tactics at stockholders' meetings. The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting, and does not permit stockholders to directly call a special meeting of stockholders. A stockholder must give written notice to the Company of an intention to nominate a director for election at an annual meeting 90 days prior to the anniversary date of the immediately preceding annual meeting. See "Information Regarding Board of Directors and Committees." Each of these provisions tends to make a change in control of the Board of Directors more difficult or time consuming. The Board is not recommending that stockholders vote for the proposed amendment to the Restated Certificate of Incorporation for the purpose of deterring a possible change in control of the Company or in response to any specific effort of which the Company is aware to obtain control of the Company. In addition, the Board of Directors currently does not intend to propose to stockholders any amendments which may have the effect of discouraging takeover attempts.

         The affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the annual meeting is required to approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 400,000,000 TO 800,000,000.



             PROPOSAL 3 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Subject to ratification by the stockholders, the Board of Directors has reappointed Arthur Andersen L.L.P. as independent accountants to audit the consolidated financial statements of the Company for the year 1999. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT. If the stockholders should fail to ratify the appointment of the independent accountants, the Board of Directors would reconsider the appointment.

         It is expected that representatives of Arthur Andersen L.L.P. will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.


           SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

      Based solely upon a review of Reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other Reports were required, the Company believes that all of such Reports were filed on a timely basis by executive officers and directors during 1998, except that Mr. Parker filed a single initial ownership report on Form 3 late, and Mr. Sovey filed a single Form 4 late in connection with one open market purchase of common stock.


                STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at the Company's 2000 annual meeting must be in writing and be received by the Company no later than December 21, 1999.

      Other proposals that are not included in the proxy materials will be considered timely and may be eligible for presentation at the Company's 2000 meeting if they are received by the Company in the form of a written notice no later than March 2, 2000.


                               OTHER BUSINESS

      The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

                                            By Order of the Board of
                                                   Directors,


                                                RICHARD H. WOLFF
                                                   Secretary
   April 19, 1999

      A COPY OF THE COMPANY'S 1998 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO THE OFFICE OF THE CORPORATE SECRETARY OF THE COMPANY.

                                  APPENDIX
       [Form of proxy card for holders of common stock of the Company]

                           NEWELL RUBBERMAID INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 1999

   The undersigned hereby appoints William P. Sovey and William T. Alldredge, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held May 26, 1999, and at any adjournment thereof, on the following proposals:

         (1)     Election of Directors.
                 Nominees: Alton F. Doody, Thomas J. Falk,
                 Daniel C. Ferguson, Thomas A. Ferguson, Jr.
                 and William D. Marohn.

         (2)     Adoption of an amendment to the Restated
                 Certificate of Incorporation, as amended, of Newell Rubbermaid Inc. to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000.

         (3)     Ratification of the appointment of Arthur
                 Andersen L.L.P. as independent accountants for the year 1999.

   With respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting, which, as of April 19, 1999, the proxies named above do not know are to be presented at the Annual Meeting, those proxies are authorized to vote upon those matters in their discretion.

   You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card, or vote your shares via the Internet as described on the reverse side.
                                                        SEE REVERSE SIDE
   ----------------------------------------------------------------------
                           (FOLD AND DETACH HERE)




               [Map setting forth location of Annual Meeting.]

      Please mark
     _X_ your vote as in                                  [CONTROL NO.]
      this example.

   WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH IT RELATES WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS
   (2) AND (3) BELOW.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL (1), FOR PROPOSAL (2) AND FOR PROPOSAL (3).

                                     FOR      WITHHOLD         FOR, except withhold vote from the following
                                                               nominee(s):

   1.   Election of Directors        ____     ____             ___________________________________________
        (see reverse).
                                                               FOR              AGAINST          ABSTAIN
   2.   Adoption of amendment to Restated Certificate
        of Incorporation relating to increase in number
        of authorized shares of common stock (see reverse).    ____             ____             ____

   3.   Ratification of independent accountants.               ____             ____             ____



   Signature(s) ________________________________________       Date __________________________

   NOTE: Please sign exactly as name appears hereon.  Joint         The signer hereby revokes all proxies
   owners should each sign. When signing as attorney, executor,     heretofore given by the signer to vote
   administrator, or guardian, please give full title as such.      at said meeting or any adjournments
                                                                    thereof.
   -------------------------------------------------------------------------------------------------------
                                                      (FOLD AND DETACH HERE)

   NEWELL RUBBERMAID ENCOURAGES YOU TO TAKE ADVANTAGE OF A NEW AND CONVENIENT WAY BY WHICH YOU CAN VOTE YOUR SHARES -- ELECTRONICALLY, BY THE INTERNET. Access the world wide web site "http://www.
   vote-by-net.com" and follow the instructions posted on the web site.

   Your vote by use of the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares this way there is no need for you to mail back your proxy card. By signing this proxy card or voting over the Internet, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 26, 1999 and the Proxy Statement dated April 19, 1999.

               YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.